EXHIBIT (a)(1)(xii)

NOTICE OF INSTRUCTIONS

(WARRANTS)

(NOTE: To understand the offer fully and for a more complete description of the terms and conditions of the offer, you should carefully read the entire Offer to Purchase, the related Letter of Transmittal and the attached Memo to Holders of Warrants. THIS FORM SHOULD BE USED ONLY BY HOLDERS OF WARRANTS WITH AN EXERCISE PRICE OF LESS THAN $18.75 PER SHARE WHO DESIRE TO CONDITIONALLY EXERCISE SUCH WARRANTS AND TENDER THE RESULTING WARRANT SHARES TO THE COMPANY IN THE OFFER.)

THIS NOTICE OF INSTRUCTIONS FORM MUST BE RECEIVED BY CCC INFORMATION SERVICES GROUP INC. AT THE ADDRESS BELOW BEFORE 5:00 PM, NEW YORK CITY TIME, ON AUGUST 17, 2004, UNLESS THE OFFER IS EXTENDED, IN WHICH CASE THE DEADLINE FOR RECEIPT OF YOUR INSTRUCTION FORM WILL BE 5:00 PM, NEW YORK CITY TIME, ON THE FIFTH BUSINESS DAY PRIOR TO THE EXPIRATION OF THE OFFER, AS EXTENDED. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

TO:	CCC INFORMATION SERVICES GROUP INC.

C/O TREASURER

WORLD TRADE CENTER CHICAGO

444 MERCHANDISE MART

CHICAGO, ILLINOIS 60654

NOTE: DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR INDIVIDUAL AT THE COMPANY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

NAME AND ADDRESS OF WARRANT HOLDER

Name:

Address:

(PLEASE FILL IN)

NAME SHOULD BE EXACTLY AS APPEARS ON WARRANT

I acknowledge receipt of the Offer to Purchase dated July 27, 2004 (the “Offer to Purchase”) and the related Letter of Transmittal and Memorandum to Holders of Warrants with respect to an offer by CCC Information Services Group Inc., a Delaware corporation (“CCC” or the “Company”), to purchase 11,200,000 shares of common stock, $0.10 par value per share, at a price of $18.75 per share (the “Offer Price”), net to the seller in cash, without interest. The number of shares that the Company is offering to purchase includes Warrant Shares (as defined herein) and excludes those shares used to pay the exercise price in “cashless” exercises as described in Section 3 of the Offer to Purchase. Unless otherwise noted, the term “shares” includes Warrant Shares and does not include those shares used to pay the exercise price in “cashless” exercises.

1. I hereby exercise warrants, with an exercise price of less than $18.75 per share, for the amount of shares set forth herein (“Warrant Shares”). My exercise of warrants hereunder is subject to the condition that any warrants for Warrant Shares tendered but not purchased by the Company because of proration or otherwise, shall be deemed not to have been exercised.

2. I hereby elect as follows with respect to my warrants:

(CHOOSE ONLY ONE)

☐ I wish to exercise and tender Warrant Shares having an exercise price of less than $18.75 per share from ALL of my warrants.

☐ I wish to exercise and tender              Warrant Shares having an exercise price of less than $18.75 per share from my warrants.

NOTE: If none of the boxes is checked and the form is otherwise properly completed, signed and returned to CCC, Warrant Shares from all of your warrants will be tendered.

☐ I wish to exercise and tender my warrants and Warrant Shares having an exercise price of less than $18.75 per share in the following order:

Date of Grant	Number of Shares	Exercise Price
a.
b.
c.
d.
e.
f.

Attach additional signed list if necessary.

NOTE: If you do not designate the order in which you wish to have your warrants exercised, your warrants will be exercised in the order of exercise price starting with the warrants with the lowest exercise price.

3. This notice instructs you to exercise the warrants and to tender, at the $18.75 per share purchase price set forth in the Offer to Purchase and related Letter of Transmittal, the Warrant Shares that I am entitled to receive upon exercise, as instructed above, pursuant to the terms and conditions set forth in the Offer to Purchase you have furnished to me. By signing this Notice of Instructions (Warrants) I hereby agree that if any Warrant Shares are validly tendered and accepted, the warrants pursuant to which such Warrant Shares are acquired will be deemed exercised and I will receive a cash payment equal to (a) the number of Warrant Shares that are accepted for purchase, times (b) the difference between the applicable warrant exercise price(s) and the $18.75 per share purchase price, less (c) any taxes required to be withheld, and further agree to be bound by the terms and conditions set forth herein and in the Offer to Purchase.

4. I understand and acknowledge that any portion of warrants with respect to Warrant Shares that are purchased in the Offer will be deemed exercised and the exercised portion of the warrant will be cancelled. I understand and acknowledge that any portion of the warrants with respect to Warrant Shares not purchased in the Offer will be deemed not to have been exercised, and will continue to be governed by such warrant’s existing terms and conditions.

5. Your conditional exercise of the warrants and the tender of the resulting Warrant Shares pursuant to the Offer to Purchase may be withdrawn at any time prior to 5:00 PM, New York City time, on August 17, 2004, unless the Offer is extended, in which case the deadline for receipt of notice of withdrawal will be 5:00 PM, New York City time, on the fifth business day prior to the expiration of the Offer, as extended. After that, only if Warrant Shares are not accepted for payment by the Company as provided in the Offer to Purchase will the warrant remain outstanding. You must submit a written, telegraphic or facsimile transmission notice of withdrawal so that it is received by CCC at the address indicated above before 5:00 PM, New York City time, on August 17, 2004 unless the Offer is extended, in which case the deadline for receipt of your notice of withdrawal will be 5:00 PM, New York City time, on the fifth business day prior to the expiration of the Offer, as extended. Any such notice of withdrawal must specify your name, the number of Warrant Shares that you wish to withdraw from the offer and to which Warrant Shares the withdrawal relates. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company, in its sole discretion, which determination will be final and binding on all parties. None of the Company, the Dealer Manager, the Information Agent, the Depositary, or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice. Any warrants properly withdrawn will thereafter be deemed not to have been conditionally exercised or the resulting Warrant Shares tendered for purposes of the Offer to Purchase. However, conditional warrant exercises which have been withdrawn may be rescinded and Warrant Shares retendered by again properly following the procedures for conditional warrant exercises and the tendering of resulting Warrant Shares.

THIS NOTICE OF INSTRUCTIONS (WARRANTS) FORM MUST BE RECEIVED BY CCC BEFORE 5:00 PM, NEW YORK CITY TIME, ON AUGUST 17, 2004, UNLESS THE OFFER IS EXTENDED, IN WHICH CASE THE DEADLINE FOR RECEIPT OF YOUR INSTRUCTION FORM WILL BE 5:00 PM, NEW YORK CITY TIME, ON THE FIFTH BUSINESS DAY PRIOR TO THE EXPIRATION OF THE OFFER, AS EXTENDED. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

GENERAL TERMS AND CONDITIONS OF THE OFFER APPLICABLE TO WARRANT SHARE TENDERS:

NOTE: THE FOLLOWING TERMS AND CONDITIONS ARE IN ADDITION TO, AND SHALL NOT BE CONSTRUED TO LIMIT IN ANY WAY, THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL.

1. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to exercise the warrants and complete the sale, assignment and transfer of the Warrant Shares tendered hereby and understands and agrees with all of the terms of the Offer to Purchase.

2. The undersigned understands that tenders of Warrant Shares pursuant to the procedures described in Section 3 of the Offer to Purchase and in the related Letter of Transmittal and this Notice of Instructions (Warrants) will constitute an agreement between the undersigned and the Company upon the terms and subject to the conditions of the offer.

3. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

4. The Company will pay any stock transfer taxes with respect to the sale and transfer of any Warrant Shares to it or its order pursuant to the Offer to Purchase. The undersigned understands that (a) the purchase price will be paid to the undersigned (the holder CANNOT elect to have the purchase price paid to another person); and (b) the undersigned will be responsible for paying federal and state income taxes arising from the sale of the Warrant Shares in the Offer (a portion of which will be withheld as described in Instruction 5 below).

5. Under the U.S. federal income tax laws, the Company will be required to withhold income and employment taxes from the amount of any compensation income paid to warrant holders who are current or former employees of the Company pursuant to the Offer to Purchase.

6. All questions as to the number of Warrant Shares accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Warrant Shares will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any or all conditional exercises of warrants and tenders of Warrant Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Warrant Shares, and the Company’s interpretation of the terms of the Offer to Purchase (including this Notice of Instructions (Warrants)) will be final and binding on all parties. No tender of Warrant Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Depositary, the Dealer Manager, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice. Neither will the Company be liable for any failure to waive any defect or irregularity in any tender of Warrant Shares.

7. If this Notice of Instructions (Warrants) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted to CCC.

8. Questions and requests for assistance or additional copies of the Offer to Purchase and related Letter of Transmittal, the Memo to Holders of Warrants and this Notice of Instructions (Warrants) should be directed to Georgeson Shareholder Communications Inc. at (800) 255-4719.

SIGN HERE

SIGNATURE OF WARRANT HOLDER

Name
(PLEASE PRINT)

If signed by other than warrant holder, capacity (full title)

Address (if different from that shown on the cover page)

Daytime Telephone Number

Dated

(Must be signed by warrant holder exactly as name appears on warrant(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 7.)

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